As filed with the Securities and Exchange Commission on May 13, 2025

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

i-80 GOLD CORP.

(Exact name of registrant as specified in its charter)

British Columbia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5190 Neil Road, Suite 460

Reno, Nevada

United States, 89502

(775) 525-6450

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Corporation Service Company

19 West 44th Street, Suite 200

New York, NY 10036

(800) 927-9801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kimberley R. Anderson Dorsey & Whitney LLP 701 5th Avenue, Suite 6100 Seattle, Washington 98104 (206) 903-8800	Ryan Snow 5190 Neil Road Suite 460 Reno, NV 89502 (775) 525-6451

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-286531

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed by i-80 Gold Corp. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registration Statement on Form  S-3 (File No. 333-286531) (the “Prior Registration Statement”), declared effective on May 7, 2025 by the Commission.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities offered by the Registrant by a proposed additional aggregate offering price of $50,000,000. The additional amount being registered does not exceed 20% of the proposed maximum aggregate offering price of securities remaining available for issuance under the Prior Registration Statement. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinion and consents are listed on the Exhibit Index included herein, and are filed with this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document

5.1	Opinion and Consent of Dorsey & Whitney LLP

5.2	Opinion and Consent of Bennett Jones LLP

23.1	Qualified Person Consent Practical Mining LLC for report titled “S-K1300 Technical Report Summary, Initial Assessment for the Cove Project, Lander County, Nevada” effective December 31, 2024, dated March 26, 2025

23.2	Qualified Person Consent T.R. Raponi Consulting Ltd. for report titled “S-K1300 Technical Report Summary, Initial Assessment for the Cove Project, Lander County, Nevada” effective December 31, 2024, dated March 26, 2025

23.3	Qualified Person Consent Global Resources Engineering for report titled “S-K 1300 Technical Report Summary, Initial Assessment for the Granite Creek Mine, Humboldt County, Nevada” effective December 31, 2024, dated March 27, 2025

23.4	Qualified Person Consent Practical Mining LLC for report titled “S-K 1300 Technical Report Summary, Initial Assessment for the Granite Creek Mine, Humboldt County, Nevada” effective December 31, 2024, dated March 27, 2025

23.5	Qualified Person Consent T.R. Raponi Consulting Ltd. for report titled “S-K 1300 Technical Report Summary, Initial Assessment for the Granite Creek Mine, Humboldt County, Nevada” effective December 31, 2024, dated March 27, 2025

23.6	Qualified Person Consent GeoGlobal LLC for report titled “S-K 1300 Technical Report Summary, Initial Assessment for the Lone Tree Deposit, Nevada” effective December 31, 2024, dated February 24, 2025

23.7	Qualified Person Consent Forte Dynamics, Inc. for report titled “S-K 1300 Technical Report Summary, Initial Assessment for the Ruby Hill Complex, Eureka County, Nevada” effective December 31, 2024, dated March 27, 2025

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23.8	Qualified Person Consent Practical Mining LLC for report titled “S-K 1300 Technical Report Summary, Initial Assessment for the Ruby Hill Complex, Eureka County, Nevada” effective December 31, 2024, dated March 27, 2025

23.9	Qualified Person Consent T.R. Raponi Consulting Ltd. for report titled “S-K 1300 Technical Report Summary, Initial Assessment for the Ruby Hill Complex, Eureka County, Nevada” effective December 31, 2024, dated March 27, 2025

23.10	Qualified Person Consent Montgomery & Associates for report titled “S-K1300 Technical Report Summary, Initial Assessment for the Cove Project, Lander County, Nevada” effective December 31, 2024, dated March 26, 2025

23.11	Qualified Person Consent Paul Gates, PE for report titled “S-K 1300 Initial Assessment & Technical Report Summary, Lone Tree Deposit, Nevada” effective December 31, 2024, dated February 24, 2025

23.12	Qualified Person Consent Brian Arthur, RM-SME for report titled “S-K 1300 Initial Assessment & Technical Report Summary, Lone Tree Deposit, Nevada” effective December 31, 2024, dated February 24, 2025

23.13	Consent of Tim George, P.E.

23.14	Consent of Grant Thornton LLP

107	Calculation of Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reno, Nevada, on this 13th day of May, 2025.

i-80 GOLD CORP.

By:	/s/ Ryan Snow
	Name:	Ryan Snow
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/s/ Richard Young	Chief Executive Officer & Director	May 13, 2025
Richard Young	(Principal Executive Officer)

/s/ Ryan Snow	Chief Financial Officer (Principal Financial	May 13, 2025
Ryan Snow	Officer and Principal Accounting Officer)

/s/ Ron Clayton	Chairman of the Board of Directors	May 13, 2025
Ron Clayton

/s/ Eva Bellissimo	Director	May 13, 2025
Eva Bellissimo

/s/ John Seaman	Director	May 13, 2025
John Seaman

/s/ John Begeman	Director and Authorized U.S. Representative	May 13, 2025
John Begeman

/s/ Arthur Einav	Director	May 13, 2025
Arthur Einav

/s/ Christina McCarthy	Director	May 13, 2025
Christina McCarthy

/s/ Cassandra Joseph	Director	May 13, 2025
Cassandra Joseph

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